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                                                                 EXHIBIT (23)(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report for the Gas Business, a business unit of Western Resources, Inc. dated February 4, 1997 included in Registration Statement File No. 333-27467. It should be noted that we have not audited any financial statements of the Gas Business subsequent to August 31, 1996 or performed any audit procedures subsequent to the date of our report.


ARTHUR ANDERSEN LLP

Kansas City, Missouri
November 26, 1997










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